Exhibit 4.2

EXECUTED VERSION

L BRANDS, INC.

THE GUARANTORS PARTY HERETO, as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

7.500% Senior Notes due 2029

THIRD SUPPLEMENTAL INDENTURE

Dated as of June 20, 2019

to

INDENTURE

Dated as of June 16, 2016

TABLE OF CONTENTS

		Page

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.	DEFINITIONS	2

ARTICLE TWO

SECURITIES FORMS

SECTION 2.1.	CREATION OF THE NOTES; DESIGNATIONS	7
SECTION 2.2.	FORMS GENERALLY	8

ARTICLE THREE

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 3.1.	TITLE AND TERMS OF NOTES	8

ARTICLE FOUR

REDEMPTION

SECTION 4.1.	OPTIONAL REDEMPTION	9
SECTION 4.2.	OPTIONAL REDEMPTION PROCEDURES	10

ARTICLE FIVE

COVENANTS

SECTION 5.1.	LIMITATIONS ON MERGERS AND SALES OF ASSETS	10
SECTION 5.2.	SUCCESSOR PERSON SUBSTITUTED	11
SECTION 5.3.	REPORTS	11
SECTION 5.4.	ADDITIONAL SUBSIDIARY GUARANTEES	11
SECTION 5.5.	CHANGE OF CONTROL TRIGGERING EVENT	11

ARTICLE SIX

GUARANTEE OF NOTES

SECTION 6.1.	GUARANTEE	12
SECTION 6.2.	EXECUTION AND DELIVERY OF NOTATION OF GUARANTEE	13
SECTION 6.3.	LIMITATION OF GUARANTEE	14
SECTION 6.4.	RELEASE OF GUARANTOR	14

SECTION 6.5.	WAIVER OF SUBROGATION	15

ARTICLE SEVEN

SATISFACTION AND DISCHARGE

SECTION 7.1.	SATISFACTION AND DISCHARGE	15

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 8.1.	WITHOUT CONSENT OF HOLDERS, COMPANY AND TRUSTEE MAY ENTER INTO SUPPLEMENTAL INDENTURES FOR SPECIFIED PURPOSES	20

ARTICLE NINE

MISCELLANEOUS

SECTION 9.1.	EFFECT OF THIRD SUPPLEMENTAL INDENTURE	20
SECTION 9.2.	EFFECT OF HEADINGS	21
SECTION 9.3.	SUCCESSORS AND ASSIGNS	21
SECTION 9.4.	SEVERABILITY CLAUSE	21
SECTION 9.5.	BENEFITS OF THIRD SUPPLEMENTAL INDENTURE	21
SECTION 9.6.	CONFLICT	21
SECTION 9.7.	GOVERNING LAW	21
SECTION 9.8.	TRUSTEE	22

ii

THIRD SUPPLEMENTAL INDENTURE, dated as of June 20, 2019, among L BRANDS, INC., a Delaware corporation (hereinafter called the “Company”), the Guarantors (as hereinafter defined) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee hereunder (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into an indenture, dated June 16, 2016 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated June 16, 2016 (the “First Supplemental Indenture”), and as further supplemented by the second supplemental indenture dated as of January 23, 2018 (the “Second Supplemental Indenture”), pursuant to which senior unsecured debentures, notes or other evidences of indebtedness of the Company may be issued in one or more series from time to time;

WHEREAS, Section 13.01(g) of the Base Indenture permits the forms and terms of the Debt Securities of any series as permitted in Sections 2.01, 2.02 and 3.02 to be established in an indenture supplemental to the Base Indenture;

WHEREAS, Section 13.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Debt Securities, for the specified purposes stated therein;

WHEREAS, the Company has requested the Trustee to join with it and the Guarantors in the execution and delivery of this Third Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of a series of Debt Securities to be known as the Company’s “7.500% Senior Notes due 2029” (the “Notes”), and adding certain provisions thereof for the benefit of the Holders of the Notes;

WHEREAS, the Company has furnished the Trustee with a duly authorized and executed issuer order dated June 20, 2019 authorizing the execution of this Third Supplemental Indenture and the issuance of the Notes, such issuer order sometimes referred to herein as the “Authentication Order”;

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid, binding and enforceable agreement of the Company, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done; and

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE

WITNESSETH:

For and in consideration of the premises and the purchase of the Notes to be issued hereunder by Holders thereof, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1.          Definitions.

The Base Indenture together with this Third Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture”. For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Base Indenture as supplemented and amended by this Third Supplemental Indenture.  All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture.  If a capitalized term is defined in the Base Indenture and this Third Supplemental Indenture, the definition in this Third Supplemental Indenture shall apply to the Notes (and any Guarantee endorsed herein).

For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)          the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

(2)          all other terms used herein which are defined in the Trust Indenture Act of 1939 (the “Trust Indenture Act”), including terms defined therein by reference to the Securities Act of 1933 (“Securities Act”) (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in said Securities Act as in force at the date of this Indenture;

(3)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(5)          all references used herein to the male gender shall include the female gender.

“Additional Notes” has the meaning set forth in Section 3.1.

“Applicable Premium” means, as calculated by the Company with respect to any Note on any Redemption Date, the greater of:

(1)          1.0% of the principal amount of such Note; and

(2)          the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 15, 2024 (such redemption price being set forth in the table appearing under Section 4.1(b) plus (ii) all required interest payments due on such Note through June 15, 2024 (excluding accrued but unpaid interest to such Redemption Date), computed (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the “Relevant Period”)); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (i) did not reduce the ratings of the Notes during the Relevant Period or (ii) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.  Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a wholly owned Subsidiary of a holding company that has agreed to be bound by the terms of the Notes and (2) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Offer” has the meaning set forth in Section 5.5.

“Change of Control Notice” means a written notice sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder of the Notes at its address appearing in the register for the Notes on the date of the Change of Control Notice offering to purchase all outstanding Notes in accordance with Section 5.5.  The Change of Control Notice shall contain all the information required by applicable law to be included therein and shall also state:

(1)          that the Change of Control Offer is being made pursuant to Section 5.5 of this Indenture;

(2)          a description of the transaction or transactions that constitute or may constitute the Change of Control Triggering Event;

(3)          the Change of Control Payment Date;

(4)          the Change of Control Payment;

(5)          that the Holder of any Notes may tender all or any portion of such Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and that all Notes tendered in such manner for payment and not withdrawn shall be accepted;

(6)          the place or places where Notes are to be surrendered for tender pursuant to the Change of Control Offer;

(7)          that interest on any Note not tendered pursuant to the Change of Control Offer will continue to accrue;

(8)          that on the Change of Control Payment Date the Change of Control Payment will become due and payable upon each Note being accepted for payment pursuant to the Change of Control Offer and that, unless the Company defaults in the payment of the Change of Control Payment therefor, interest thereon shall cease to accrue on and after the Change of Control Payment Date;

(9)          that each Holder electing to tender all or any portion of a Note pursuant to the Change of Control Offer will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, at the place or places specified in the Change of Control Notice on or prior to the close of business on a date no earlier than the third Business Day prior to the Change of Control Payment Date (such Note being, if the Company so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or its attorney duly authorized in writing);

(10)          that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of its tender; and

(11)          that in the case of any Holder whose Note is purchased only in part, the Company shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered, in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof.

“Change of Control Payment” has the meaning set forth in Section 5.5.

“Change of Control Payment Date” has the meaning set forth in Section 5.5.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Default” shall mean an Event of Default or an event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes.

“Domestic Subsidiary” means any of the Company’s Subsidiaries which is organized under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Guarantee” means a guarantee of the Notes on the terms set forth in this Indenture.

“Guarantor” means:

(1)          each Domestic Subsidiary of the Company on Issue Date that is a guarantor of our Senior Credit Facility; and

(2)          each Subsidiary of the Company or other Person that executes a Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns, in each case, until such Subsidiary or Person is released from its Guarantee in accordance with the terms of the Indenture.

“Interest Payment Dates” means each June 15 and December 15, commencing December 15, 2019.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means June 20, 2019.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” means any 7.500% Senior Notes due 2029 issued by the Company hereunder, including, without limitation, any Additional Notes, treated as a single class of securities.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities of the Company under this Indenture.

“Officer” means the Chairman of the Board of Directors, the President, any Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, or any direct or indirect parent of the Company, or any Guarantor, as applicable.

“Qualified Equity Offerings” means a public or private offering of Equity Interests (other than Disqualified Equity Interests) of the Company generating gross proceeds of at least $50.0 million.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Redemption Date” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption pursuant to the terms of the Notes.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Senior Credit Facility” means the Amended and Restated Five-Year Revolving Credit Agreement, among the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, dated as of October 6, 2004, as amended or amended and restated November 5, 2004, March 22, 2006, August 3, 2007, February 19, 2009, March 8, 2010, July 15, 2011, July 18, 2014 and May 11, 2017.

“Specified Indebtedness” means each of (i) the Senior Credit Facility and (ii) any other indebtedness for borrowed money of the Company or any of its Domestic Subsidiaries in excess of $100.0 million.

“Treasury Rate” means, as obtained by the Company, with respect to any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 15, 2024; provided, however, that if the period from such Redemption Date to June 15, 2024 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Voting Stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of a corporation; provided that, for the purpose of such definition, capital stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

ARTICLE TWO

SECURITIES FORMS

SECTION 2.1.          Creation of the Notes; Designations.

In accordance with Section 3.01 of the Base Indenture, the Company hereby creates the Notes as a series of its Debt Securities issued pursuant to the Indenture.  The Notes shall be known and designated as the “7.500% Senior Notes due 2029” of the Company.

SECTION 2.2.          Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in the forms set forth in Exhibit I with the form of notation of Guarantee to be endorsed thereon set forth in Exhibit II attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, as determined by the officers of the Company executing such Notes, as evidenced by their manual execution of such Notes.

ARTICLE THREE

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 3.1.          Title and Terms of Notes.

(a)          The aggregate principal amount of Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be $500,000,000; provided, however, that the Company from time to time, without giving notice to or seeking the consent of the Holders of the Notes, may issue additional notes (the “Additional Notes”) in any amount having the same terms as the Notes in all respects, except for the issue date, the issue price and the initial interest payment date.  Any such Additional Notes shall be authenticated by the Trustee upon receipt of an Authentication Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes issued under the Indenture) constitute a single series of Debt Securities under the Indenture; provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, as applicable, the Additional Notes will have a separate CUSIP number.  The Notes will be issued only in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)          The principal amount of the Notes is due and payable in full on June 15, 2029 unless earlier redeemed.

(c)          The Notes shall bear interest at the rate of 7.500% per annum (computed on the basis of a 360-day year comprised of twelve 30-day months) from the Issue Date or from the most recent Interest Payment Date on which interest has been paid or duly provided for to maturity or early redemption; and interest will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2019, to the Persons in whose name such Notes were registered at the close of business on the preceding June 1 or December 1, respectively.

(d)          Principal of and interest on the Notes shall be payable in accordance with Sections 3.07 and 5.01 of the Base Indenture.

(e)          Other than as provided in Article Four of this Third Supplemental Indenture, the Notes shall not be redeemable.

(f)          The Notes shall not be entitled to the benefit of any mandatory redemption or sinking fund.

(g)          The Notes shall not be convertible into any other securities.

(h)          The Company initially appoints the Trustee as Registrar and Paying Agent with respect to the Notes until such time as the Trustee has resigned or a successor has been appointed.

(i)          The Notes (and the notation of Guarantee endorsed thereon) will be issuable in the form of one or more Global Securities and the Depositary for such Global Security will be the Depository Trust Company.

(j)          The Company shall pay principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

(k)          A Holder may transfer or exchange Notes only in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents.  No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

ARTICLE FOUR

REDEMPTION

SECTION 4.1.          Optional Redemption.

(a)          At any time prior to June 15, 2024, the Company may, at its option and on one or more occasions, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the Redemption Date, subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date.

(b)          On and after June 15, 2024, the Company may, at its option and on one or more occasions, redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2024	103.750%
2025	102.500%
2026	101.250%
2027 and thereafter	100.000%

(c)          At any time prior to June 15, 2022, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount at maturity of the outstanding Notes (including Additional Notes) at a redemption price equal to 107.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date, subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date; provided that at least 65% of the principal amount at maturity of Notes issued under this Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

(d)          Unless the Company defaults in payment of the applicable redemption price, on or after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

SECTION 4.2.          Optional Redemption Procedures.

The provisions of Article 4 of the Base Indenture shall apply in the case of a redemption pursuant to this Article Four.

ARTICLE FIVE

COVENANTS

Holders of the Notes shall be entitled to the benefit of all covenants in Article 5 of the Base Indenture (with the exception of Section 5.09) and the following additional covenants, which shall be deemed to be provisions of the Base Indenture with respect to the Notes, provided that this Article Five shall not become a part of the terms of any other series of Debt Securities:

SECTION 5.1.          Limitations on Mergers and Sales of Assets.

The Company shall not consolidate with or merge into another corporation, or sell, other than for cash or lease, all or substantially all of its assets to another corporation, or purchase all or substantially all the assets of another corporation, unless:

(i)          either L Brands, Inc. is the continuing corporation or the successor corporation (if other than L Brands, Inc.) expressly assumes by supplemental indenture the obligations of the Notes (in which case, except in the case of such a lease, the Company will be discharged from such obligations); and

(ii)          immediately after the merger, consolidation, sale or lease, no Default shall have occurred and be continuing.

SECTION 5.2.          Successor Person Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in accordance with Section 5.1, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

SECTION 5.3.          Reports.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission (unless the Commission will not accept such filings) and furnish to the Holders of Notes all quarterly and annual financial information, and on dates, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K.

SECTION 5.4.          Additional Subsidiary Guarantees.

If any of the Domestic Subsidiaries of the Company becomes a borrower or guarantor under any Specified Indebtedness, then, in each such case, the Company shall cause such Domestic Subsidiary to:

(a)          execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture; and

(b)          deliver to the Trustee one or more opinions of counsel that, subject to customary qualifications, such supplemental indenture (i) has been duly authorized, executed and delivered by such Subsidiary and (ii) constitutes a valid and legally binding obligation of such Subsidiary in accordance with its terms.

SECTION 5.5.          Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to Section 4.1, Holders of Notes shall have the right to require the Company to repurchase all or any part in an integral multiple of $1,000 of their Notes (provided that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below in this Section 5.5 (the “Change of Control Offer”).

In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes subject to such offer plus accrued and unpaid interest, if any, on the Notes repurchased, to but excluding the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send a notice to Holders of Notes (the “Change of Control Notice”) describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the Change of Control Notice, which date shall be no earlier than 30 days and no later than 60 days from the date the Change of Control Notice is sent (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice.

The Change of Control Notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with this Section 5.5, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control provisions of this Indenture or the Notes by virtue of such conflicts.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (b) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (c) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

ARTICLE SIX

GUARANTEE OF NOTES

SECTION 6.1.          Guarantee.

Subject to the provisions of this Article Six, each Guarantor, by execution of this Third Supplemental Indenture, jointly and severally, unconditionally guarantees to each Holder (i) the due and punctual payment of the principal of and interest and premium, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.  Each Guarantor, by execution of this Third Supplemental Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or un-enforceability of any such Note or the Indenture, any failure to enforce the provisions of any such Note or the Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon.  Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) subject to this Article Six, the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such Obligations as provided in this Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 6.2.          Execution and Delivery of Notation of Guarantee.

To further evidence the Guarantee set forth in Section 6.1, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit II hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 6.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 6.3.          Limitation of Guarantee.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the assets of each Guarantor.

SECTION 6.4.          Release of Guarantor.

A Guarantor shall be automatically and unconditionally released from all of its obligations under its Guarantee:

(i)          in the event of a sale or other transfer of Equity Interests in such Guarantor or dissolution of such Guarantor in compliance with the terms of this Indenture following which such Guarantor ceases to be a Subsidiary;

(ii)          upon such Guarantor ceasing to be a borrower or guarantor under any Specified Indebtedness; or

(iii)          in connection with a discharge of the Indenture or discharge of obligations thereunder pursuant to Sections 11.01, 11.02, 11.03 and 11.04, as applicable, of the Indenture; and

in each such case, upon delivery by the Company to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Six.

SECTION 6.5.          Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 6.5 is knowingly made in contemplation of such benefits.

ARTICLE SEVEN

SATISFACTION AND DISCHARGE

SECTION 7.1.          Satisfaction and Discharge.

Article 11 of the Base Indenture shall be superseded in its entirety by the following language with respect to, and solely for the benefit of the Holders of the Notes; provided that this Article Seven shall not become part of the terms of any other series of Debt Securities:

SECTION 11.01        Discharge of Indenture.

The Company may terminate its obligations and the obligations of the Guarantors under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 11.01, if

(1)          all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust, have been delivered to the Trustee for cancellation, or

(2)          (a)  all Notes not delivered to the Trustee for cancellation otherwise (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (y) will become due and payable by reason of the mailing of a notice of redemption or otherwise, or may be called for redemption, within one year or (z) have been called for redemption pursuant to Section 4.1 of the Third Supplemental Indenture and, in any case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of Notes, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, and accrued interest through the date of maturity or the Redemption Date; or

(b)          the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(c)          the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, if the Company delivers an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with, the Trustee shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 11.05 and 11.06 shall survive such satisfaction and discharge.

SECTION 11.02        Legal Defeasance.

The Company may at its option, by Board Resolution of the Board of Directors of the Company, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 11.04 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 11.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders to receive solely from the trust funds described in Section 11.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, and interest on such Notes when such payments are due from the trust referred to in Section 11.04; (B) the Company’s obligations hereunder with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 11.01), and the Company’s obligations in connection therewith; and (D) this Article Eleven.  Subject to compliance with this Article Eleven, the Company may exercise its option under this Section 11.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 11.03 with respect to the Notes.

SECTION 11.03        Covenant Defeasance.

At the option of the Company, pursuant to a Board Resolution of the Board of Directors of the Company, (x) the Company and the Guarantors shall be released from their respective obligations under Section 5.3 through 5.5 of this Third Supplemental Indenture (except for obligations mandated by the Trust Indenture Act) and Sections 5.05, 5.06 and 5.07 and (y) clause (d) of Section 6.01 of the Base Indenture  shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 11.03 are satisfied (hereinafter, “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 11.04        Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 11.02 or Section 11.03 to the outstanding Notes:

(1)          the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued thereunder, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, in amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, interest and premium, if any, on the outstanding Notes through the stated maturity or through the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(2)          in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service, a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax (including, for greater certainty, withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)          in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the respective outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax (including, for greater certainty, withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)          no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default resulting from insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)          the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any of the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)          the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance set forth in clauses (1) through (6) above (in the case of such Officer’s Certificate) or clauses (2) and/or (3) and (5) above (in the case of such Opinion of Counsel) have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Company’s obligations and the obligations of the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 11.05        Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

All money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 11.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time any money or non-callable Government Securities held by it as provided in Section 11.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 11.06        Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 11.01, 11.02 or 11.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eleven until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars or non-callable Government Securities in accordance with Section 11.01, 11.02 or 11.03, as the case may be; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars or non-callable Government Securities held by the Trustee or Paying Agent.

SECTION 11.07        Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 11.04, to the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 11.08        Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors), or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 308, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York or the United States, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company.  After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 8.1.          Without Consent of Holders, Company and Trustee May Enter Into Supplemental Indentures for Specified Purposes.

Section 13.01 of the Base Indenture shall be amended by adding the following language of new Sections 13.01(k), (l) and (m) with respect to the Notes and solely for the benefit of the Holders of the Notes, provided that this Section 8.1 shall not become a part of the terms of any other series of Debt Securities:

(k)          to add a Guarantee of the Notes;

(l)           to release a Guarantor as provided in Section 6.4; and

(m)         to issue Additional Notes under Section 3.1 of the Third Supplemental Indenture.

SECTION 8.2.          Modification of Indenture by Supplemental Indenture With Consent of Holders.

Section 13.02 of the Base Indenture shall be amended by replacing clause (a) of the proviso in the first paragraph thereof with the following language, provided that this Section 8.2 shall not become a part of the terms of any other series of Debt Securities:

(a)          extend the Stated Maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of the acceleration of the Maturity thereof pursuant to Section 6.02 or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the Debt Securities, or release all or substantially all of the Guarantors from their Guarantees other than as provided in Section 6.4 of the Third Supplemental Indenture or impair any Holder’s right to institute suit for the enforcement of any such payment on or after the Maturity thereof as provided in Section 6.07, without the consent of the Holder of each Debt Security so affected,

ARTICLE NINE

MISCELLANEOUS

SECTION 9.1.          Effect of Third Supplemental Indenture.

(1)          This Third Supplemental Indenture is a supplemental indenture within the meaning of Section 13.01 of the Base Indenture, and the Base Indenture shall be read together with this Third Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Base Indenture and this Third Supplemental Indenture were contained in the same instrument.

(2)          In all other respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this Third Supplemental Indenture.

SECTION 9.2.          Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.3.          Successors and Assigns.

All covenants and agreements in this Third Supplemental Indenture by the Company, the Guarantors, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 9.4.          Severability Clause.

In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.5.          Benefits of Third Supplemental Indenture.

Nothing in this Third Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

SECTION 9.6.          Conflict.

In the event that there is a conflict or inconsistency between the Base Indenture and this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Base Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 9.7.          Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR ENTERED INTO AND, IN EACH CASE, PERFORMED, IN SAID STATE.

SECTION 9.8.          Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed on the date and year first written above.

L BRANDS, INC.

By:	/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President and Treasurer

[Signature Page to Third Supplemental Indenture]

GUARANTORS:

BATH & BODY WORKS BRAND MANAGEMENT, INC.
BATH & BODY WORKS DIRECT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, LLC
INTIMATE BRANDS, INC.
INTIMATE BRANDS HOLDING, LLC
L BRANDS DIRECT FULFILLMENT, INC.
L BRANDS SERVICE COMPANY, LLC
L BRANDS STORE DESIGN & CONSTRUCTION, INC.
LA SENZA, INC.
MAST INDUSTRIES, INC.
VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.
VICTORIA’S SECRET STORES, LLC

By:	/s/ Timothy J. Faber
Name: Timothy J. Faber
Title: Senior Vice President and Treasurer

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Scott Miller
Name: Scott Miller
Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT I

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

L BRANDS, INC.

7.500% SENIOR NOTE DUE 2029

No. [●]	$[●]

CUSIP No. 501797 AR5

L BRANDS, INC., a Delaware corporation, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of _________________ United States Dollars (US$ ______________) on June 15, 2029.

Interest Payment Dates:  June 15 and December 15.

Regular Record Dates:  June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

L BRANDS, INC.

By:
Name:
Title:

Attest:

L BRANDS, INC.

By:
Name:
Title:

______________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Officer

(Reverse of Note)

7.500% Senior Note due 2029

1.          Interest

L Brands, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), for value received, promises to pay interest on the principal amount of this Note (the “Note”) at the rate of 7.500% per annum.  The Issuer shall pay interest semi-annually on June 15 and December 15 of each year, commencing December 15, 2019.  Interest on the Note shall accrue from the Issue Date or from the most recent Interest Payment Date on which interest has been paid or duly provided for to maturity or early redemption until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Issuer shall pay interest on overdue principal at the rate borne by the Note, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.          Method of Payment

The Issuer shall pay interest on the Note (except defaulted interest, which shall be paid pursuant to Section 3.07 of the Base Indenture (as defined below)) to the Persons who are registered holders at the close of business on the June 1 and December 1 (each, a “Record Date”) next preceding the Interest Payment Date even if Notes are canceled after the applicable Record Date and on or before the Interest Payment Date.  The Issuer shall pay principal, premium, if any, interest, and any additional amounts, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payment of principal (and premium, if any), interest, and any additional amounts, in respect of Notes represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.  Payments of principal (and premium, if any), interest, and additional amounts, in respect of a certificated Note may be made, at the option of the Issuer, either by wire transfer in immediately available funds to the accounts specified by registered holders as of the relevant Record Dates or (subject to collection) by check mailed to the address of the registered holders as of the relevant Record Dates or at the specified offices of any Paying Agent.  Payment of principal in respect of a certificated Note will only be made against presentation and provided that payment is made in full, surrender of the appropriate certificate at the specified offices of any Paying Agent.

3.          Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar with respect to the Notes.  The Issuer may appoint and change any Paying Agent or Registrar without notice.  The Issuer may act as Paying Agent or Registrar.

4.          Indenture

The Issuer issued the Notes under an Indenture, dated as of June 16, 2016 (the “Base Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated June 16, 2016 (the “First Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Trustee, the second supplemental indenture, dated January 23, 2018 (the “Second Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Trustee and as further supplemented by the Third Supplemental Indenture, dated June 20, 2019 (the “Third Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Trustee, which collectively constitutes the indenture governing the Debt Securities (the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  The Notes include all terms and provisions of the Indenture, and holders are referred to the Indenture and the TIA for a statement of such terms and provisions.  This security is one of a series of securities designated as the 7.500% Senior Notes due 2029 of the Issuer (the “Notes”).  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

The aggregate principal amount at maturity of the Notes which may be authenticated and delivered under the Indenture shall be unlimited.  In addition, the aggregate principal amount of Debt Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Debt Securities shall rank equally with the Notes.

5.          Certain Covenants

The Indenture imposes certain limitations on the ability of the Issuer to, among other things, create or incur Liens.  The Indenture also imposes limitations on the ability of the Issuer to consolidate or amalgamate with or merge into any other Person or convey, transfer, sell or lease its property or assets substantially as an entirety to any Person.

6.          Optional Redemption

At any time prior to June 15, 2024, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption (any applicable date of redemption, a “Redemption Date”), subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date.

On and after June 15, 2024, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2024	103.750%
2025	102.500%
2026	101.250%
2027 and thereafter	100.000%

At any time prior to June 15, 2022, the Issuer may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount at maturity of the outstanding Notes (including Additional Notes) at a redemption price equal to 107.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date, subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date; provided that at least 65% of the principal amount at maturity of Notes issued under the Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

Unless the Issuer defaults in payment of the applicable redemption price, on or after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The provisions of Article 4 of the Base Indenture shall apply in the case of a redemption pursuant to this Section 6.

7.          Sinking Fund

The Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

8.          Notice of Redemption

Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Debt Securities to be redeemed at such holder’s registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the applicable redemption price of and accrued and unpaid interest, including premium, if any, on all Debt Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debt Securities (or such portions thereof) called for redemption.

9.          Offers to Purchase

The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in Section 5.5 of the Third Supplemental Indenture.

10.        Denominations: Transfer, Exchange

The Notes are in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A registered holder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents.  No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith permitted by the Indenture.

11.        Persons Deemed Owners

The registered holder of this Note may be treated as the owner of it for all purposes.

12.        Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request.  After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.

13.        Discharge and Defeasance

Subject to certain conditions and limitations set forth in the Indenture, the Issuer may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, on, the Notes to redemption or maturity, as the case may be.

14.        Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of Notes at the time outstanding of each series which is affected by such amendment or modification voting as one class, except that certain amendments specified in the Indenture may be made without approval of holders of the Notes.  The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series to waive on behalf of the holders of such series of Debt Securities compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note shall be binding upon such holder and upon all future Holders of this Note and any Note issued upon the registration of transfer hereof or in exchange here-for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

15.        Successor Corporation

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Section 5.1 of the Third Supplemental Indenture, the predecessor corporation will, except as provided in Section 5.2, be released from those obligations.

16.        Defaults and Remedies

If an Event of Default, other than an Event of Default described in Section 6.01(e) or 6.01(f) of the Base Indenture, with respect to the Notes shall have occurred and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by the holders of the Notes), will be entitled to declare all unpaid principal of and accrued interest on the Notes then outstanding to be due and payable immediately.  In the case of an Event of Default described in Section 6.01(e) or 6.01(f) of the Base Indenture, all unpaid principal of and accrued interest on all Notes then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of any Notes.  Such declaration of acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of, premium, if any, interest on the Notes) may be waived by the holders of a majority in principal amount of the Notes then outstanding upon the conditions provided in the Indenture.

17.        Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and, subject to the Indenture, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee.

18.        Guarantees

The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19.        No Recourse Against Others

No incorporator, shareholder, officer or director, as such, of the Issuer shall have any liability for any obligations, covenants or agreements of the Issuer under the Notes or the Indenture or for any claim based thereon or otherwise in respect thereof.  By accepting a Note, each holder expressly waives and releases all such liability.  The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the Notes.

20.        Authentication

This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

21.        Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), COST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

22.        Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR ENTERED INTO AND, IN EACH CASE, PERFORMED, IN SAID STATE.

23.        CUSIP Number

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the CUSIP number to be printed on this Note and has directed the Trustee to use the CUSIP number in notices of redemption as a convenience to holders.  No representation is made as to the accuracy of such number either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture and a copy of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 5.5 of the Third Supplemental Indenture, check the box:  □

If you want to have only part of the Note purchased by the Issuer pursuant to Section 5.5 of the Third Supplemental Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000, but not less than $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[       ]. The following in‑ creases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Debt Securities Custodian

Exhibit II

NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Third Supplemental Indenture (as defined below) and subject to the provisions in the Indenture dated as of June 16, 2016 (the “Base Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated June 16, 2016 (the “First Supplemental  Indenture”), among the Issuer, the guarantors party thereto and the Trustee, the second supplemental indenture, dated January 23, 2018 (the “Second Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Trustee and as further supplemented by the Third Supplemental Indenture, dated June 20, 2019 (the “Third Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Trustee, (the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the holders or the Trustee, all in accordance with the terms set forth in Article Seven of the Third Supplemental Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, all in accordance with the terms set forth in Article Seven of the Third Supplemental Indenture.

The obligations of the Guarantors to the holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Six of the Third Supplemental Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.  Each holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

BATH & BODY WORKS BRAND MANAGEMENT, INC.
BATH & BODY WORKS DIRECT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, LLC
INTIMATE BRANDS, INC.
INTIMATE BRANDS HOLDING, LLC
L BRANDS DIRECT FULFILLMENT, INC.
L BRANDS SERVICE COMPANY, LLC
L BRANDS STORE DESIGN & CONSTRUCTION, INC.
LA SENZA, INC.
MAST INDUSTRIES, INC.
VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.
VICTORIA’S SECRET STORES, LLC

By:
Name:
Title: